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                                                                   Exhibit 10.61


                                LETTER AGREEMENT

                                    BETWEEN;

SHERIDAN WESTGARDE, a resident of 744 Mobley Road, Tappen, BC., Canada.,

                                      AND,

AQUATIC CELLULOSE INTERNATIONAL CORP, a Nevada Corporation in good standing and publicly traded on the Pink Sheet trading exchange.



I Sheridan Westgarde agree to accept the amount of ONE MILLION THREE HUNDRED FIFTY THOUSAND (1,350,000) Series A Convertible Preferred shares as settlement of the Aquatic Cellulose International Corp obligation to make me a twenty seven percent stake holder in the Company's issued and outstanding shares. I acknowledge the value of these shares has been calculated using the April 20, 2007, market price of $0.022 and that further dilution of the Company's common stock that will occur as a result of the conversion of the Series A Convertible Preferred Stock will likely result in a corresponding reduction in the market price of the stock.

I recognize that my Series A Convertible Preferred shares will bear all the rights and privileges as set forth in the Certificate of Designation filed with the Nevada Secretary of State and included as "Exhibit A" to this letter agreement.


IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF April 20, 2007.

EXECUTED THIS _20 DAY OF APRIL, 2007.


AQUATIC CELLULOSE                         SHERIDAN WESTGARDE
INTERNATIONAL CORP
                                          /S/ Sheridan Westgarde
/S/ Sheridan Westgarde                   -----------------------
-----------------------                  Sheridan Westgarde
Sheridan B. Westgarde, CEO

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                                LETTER AGREEMENT

                                    BETWEEN;

SHERIDAN WESTGARDE, a resident of 744 Mobley Road, Tappen, BC., Canada.,

                                      AND,

AQUATIC CELLULOSE INTERNATIONAL CORP, a Nevada Corporation in good standing and publicly traded on the Pink Sheet trading exchange.


I Sheridan Westgarde agree to accept the amount of FOUR HUNDRED FORTY SIX THOUSAND THREE HUNDRED FORTY NINE (446,349) Series A Convertible Preferred shares as settlement of the Aquatic Cellulose International Corp obligations owed to me for consulting and stock loaned to the Company, as recorded in the Company's accounts in Amounts Due Related Parties, as of March 31, 2007. I acknowledge the value of these shares has been calculated based on the April 20, 2007, market price of $0.022 in accord with the following formula;

         - ADRP - ($184,308 / $0.0068 [69.23% discount to the April 20, 2007 market price of $0.022]) / 61 = 446,349

I acknowledge that further dilution of the Company's common stock that will occur as a result of the conversion of the Series A Convertible Preferred Stock will likely result in a corresponding reduction in the market price of the stock.

I recognize that my Series A Convertible Preferred shares will bear all the rights and privileges as set forth in the Certificate of Designation filed with the Nevada Secretary of State and included as "Exhibit A" to this letter agreement.


IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF April 20, 2007.

EXECUTED THIS 20_ DAY OF APRIL, 2007.

AQUATIC CELLULOSE                         SHERIDAN WESTGARDE
INTERNATIONAL CORP
                                          /S/ Sheridan Westgarde
/S/ Sheridan Westgarde                   -----------------------
-----------------------                  Sheridan Westgarde
Sheridan B. Westgarde, CEO